UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 6, 2016 (October 4, 2016)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2016, Genco Shipping & Trading Limited (the “Company”) entered into stock purchase agreements effective as of October 4, 2016 (the “Purchase Agreements”) with funds or related entities managed by Centerbridge Partners, L.P. or its affiliates (“Centerbridge”), funds or related entities managed by Strategic Value Partners, LLC or its affiliates (“SVP”), and funds managed by affiliates of Apollo Global Management, LLC (“Apollo” and, collectively with Centerbridge and SVP, the “Investors”), representing the Company’s three largest shareholders, for the purchase of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for an aggregate of up to $125 million in a private placement (the “Private Placement”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).  The Series A Preferred Stock to be sold pursuant to the Purchase Agreements will be automatically and mandatorily convertible into the Company’s common stock, par value $0.01 per share, upon approval by the Company’s shareholders of such conversion.  The purchase price of the Series A Preferred Stock under each of the Purchase Agreements is $4.85 per share.  An additional 1,288,660 shares of Series A Preferred Stock are to be issued to the Investors as a commitment fee on a pro rata basis.   The purchase price and the other terms and conditions of the transaction were established in arm’s length negotiations between an independent special committee of the board of directors of the Company (the “Special Committee”) and the Investors.  The Special Committee unanimously approved the transaction.

Under the Purchase Agreements, Centerbridge has made a firm commitment to purchase 6,597,938 shares of Series A Preferred Stock for an aggregate purchase price of $31,999,999.30, SVP has made a firm commitment to purchase 7,628,866 shares of Series A Preferred Stock for an aggregate purchase price of $37,000,000.10, and Apollo has made a firm commitment to purchase 3,587,629 shares of Series A Preferred Stock for an aggregate purchase price of $17,400,000.65.  In addition, Centerbridge has agreed to provide a backstop commitment to to purchase up to 3,402,062 additional shares of Series A Preferred Stock for $4.85 per share, SVP has agreed to provide a backstop commitment to purchase up to 2,371,134 additional shares of Series A Preferred Stock for $4.85 per share, and Apollo has agreed to purchase up to 2,185,568 additional shares of Series A Preferred Stock for $4.85 per share.  To the extent the Company agrees to issue Series A Preferred Stock in an additional private placement to third parties, the aggregate amount purchased by the Investors may be reduced pro rata by up to $38.6 million in Series A Preferred Stock.

Upon the closing of the sale of the Series A Preferred Stock pursuant to the Purchase Agreements, the Company will file the Certificate of Designations of Rights, Preferences and Privileges of Series A Preferred Stock with the Registrar of Corporations of the Republic of the Marshall Islands.  The Series A Preferred Stock has a liquidation preference of $4.85 per share and will mandatorily convert into shares of the Company’s common stock at a conversion price of $4.85 per share, subject to certain adjustments, upon receipt of approval the issuance of shares of common stock upon conversion of the Series A Preferred Stock by the Company’s shareholders. Commencing on the 180th day after issuance of the Series A Preferred Stock, holders of the Series A Preferred Stock will be entitled to cumulative dividends at a rate of 6% per share on the liquidation preference unless any such dividends are not permitted by law or the terms of any loan agreement, credit agreement, guaranty, or related agreement.  In such a case, the dividends will be deferred until conversion of the Series A Preferred Stock.  Upon conversion of the Series A Preferred Stock, its holders will be entitled to receive the amount of any unpaid deferred dividends in cash or shares of common stock based on the conversion price then in effect.

The consummation of the transactions contemplated by the Purchase Agreements is subject to the satisfaction of certain closing conditions, including, without limitation, refinancing of the Prior Facilities in accordance with the Second Amended and Restated Commitment Letter (each as defined below) and amendment of the $98 Million Facility as provided in the $98 Million Facility Commitment Letter as described in the Company’s Current Report on Form 8-K filed on October 3, 2016.

The Company has made customary representations, warranties and covenants in the Purchase Agreements, including, among others, covenants (i) to cause a special meeting of shareholders to be held to consider approval of (a) the issuance of the common stock issuable upon conversion of the Series A Preferred Stock and (b) the increase of the size of the Company’s Board of Directors (the “Board”) from eight members to nine members and (ii) to nominate one designee or, if the Board has been increased to nine directors and certain ownership requirements are met by the applicable Investor, two designees of each Investor to the Board. The Purchase Agreements also provide that the Company will indemnify the Investors and their affiliates for the Company’s breaches of representations, warranties and covenants, subject to certain limitations.  The Investors have agreed, in the Purchase Agreements, that they and their affiliates will vote all of their shares of common stock in favor of approval of conversion of the Series A Preferred Stock.

Pursuant to the terms of the Purchase Agreements, the Company has agreed to enter into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”).  The Registration Rights Agreement will require, among other things, that we file one or more “resale” registration statements, registering under the Securities Act the offer and sale of all of the common stock issued or to be issued to the Investors upon conversion of the Series A Preferred Stock.

The Company, Centerbridge, SVP, and Apollo had each placed signature pages to each Purchase Agreement into escrow on October 4, 2016 to facilitate conversations with the Company’s lenders regarding the terms of such agreement.

The offering, issuance, and distribution of the Series A Preferred Stock, and the common stock of the Company issuable upon the conversion of the Series A Preferred Stock, are exempt from the registration requirements of Section 5 of the Securities Act, and such shares of Series A Preferred Stock and common stock (if issued) will be issued to the Investors, each of whom has represented that it is an accredited investor, as defined in Regulation D under the Securities Act, pursuant to Section 4(a)(2) of the Securities Act.

As previously disclosed in Current Reports on Form 8-K filed on June 30, 2016 and October 3, 2016, under an amended and restated commitment letter (the “Commitment Letter”) executed by the Company and certain of its lenders for a senior secured term loan facility described therein (the “New Facility”), the Company received grants or extensions of waivers with regard to its collateral maintenance covenants, maximum leverage ratio covenants, and minimum cash covenants that are applicable on a company-wide basis under its $100 Million Term Loan Facility, $253 Million Term Loan Facility, $148 Million Credit Facility, $22 Million Term Loan Facility, $44 Million Term Loan Facility, and its 2015 Revolving Credit Facility (the “Prior

Facilities”), which waivers were further extended until October 7, 2016 by an amendment to the Commitment Letter executed by such parties on September 30, 2016.  On October 6, 2016, such parties entered into a second amended and restated Commitment Letter (the “Second Amended and Restated Commitment Letter”) under which, among other things, such waivers as well as the commitments under the Commitment Letter were further extended until November 15, 2016.    A condition to effectiveness of the extension of such waivers and commitments was fulfilled by the entry into the Purchase Agreements.

Also as previously disclosed in Current Reports on Form 8-K filed on June 30, 2016 and September 30, 2016, on June 29, 2016, the Company entered the $98 Million Facility Commitment Letter for certain amendments to its $98 Million Facility, which also provided, among other things, for certain covenant relief and amendment commitments through September 30, 2016 that were extended through November 15, 2016, so long as the waivers and the commitments under the Commitment Letter were also extended to such date by October 7, 2016.  Such condition was fulfilled by entry in to the Second Amended and Restated Commitment Letter as described above.

Non-Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except in accordance with the Securities Act, as amended, or pursuant an exemption therefrom.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 pertaining to the Second Amended and Restated Commitment Letter is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01 pertaining to the Purchase Agreements and the Series A Preferred Stock is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

The Second Amended and Restated Commitment Letter provides for the following previously disclosed terms for the New Facility:

•	Maturity in 2021.

•
Reduction of company-wide minimum liquidity requirement under the refinanced facilities from $51.75 million (based on Genco’s current fleet of 69 vessels) to $21.5 million through December 31, 2018 (assuming a fleet of 60 vessels).

•	Elimination of a maximum leverage covenant from the Prior Facilities that is based on the market value of the Company’s vessels.

•	An interest rate of LIBOR plus 375 basis points with an option to convert 150 basis points of this to principal through December 31, 2018.

•	Other covenants including debt to total book capitalization and minimum working capital.

In addition, the Second Amended and Restated Commitment Letter includes changes to the following terms of the New Facility:

•
Scheduled amortization is to be limited to (i) $100,000 per quarter through December 31, 2018, (ii) from March 31, 2019 until (and including) December 31, 2020, 50% (previously 100% under the Commitment Letter) of an amount that would reflect a 17 year average vessel age repayment profile, and (iii) 100% of such amount thereafter, subject in each case to a cash sweep of excess cash flow as defined therein;

•
No collateral maintenance testing prior to June 30, 2018 and collateral maintenance testing with gradually increasing thresholds thereafter with a threshold of 105% from June 30, 2018 to December 30, 2018, 115% from December 31, 2018 to December 30, 2020 (previously December 30, 2019 under the Commitment Letter), and 135% thereafter;

•
The cash flow sweep will be 100% of excess cash flow through December 31, 2018, 75% through December 31, 2020, and the lesser of 50% of excess cash flow or an amount that would reflect a 15 year average vessel age repayment profile thereafter (previously 100% through December 31, 2018 and 50% thereafter under the Commitment Letter); provided no prepayment under the cash sweep is required from the first $10,000,000 in aggregate of the prepayments otherwise required under the cash sweep.

•
The Company may establish non-recourse subsidiaries to incur indebtedness or make investments, but it will be restricted from incurring indebtedness or making investments (other than through non-recourse subsidiaries) or paying dividends without lender consent through December 31, 2020 (previously December 31, 2018 under the Commitment Letter).

The Second Amended and Restated Commitment letter also contemplates that the Company will sell or scrap ten of its vessels (including the Genco Marine, which had already been scrapped in May 2016).

The Company’s previously disclosed $98 Million Facility Commitment Letter pertaining to its $98 Million Facility (each as defined in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2016) includes amendments intended to address the Company’s covenant compliance and liquidity issues.  In particular, the amendments provide for the following:

•
Reduction of company-wide minimum liquidity requirement under the refinanced facilities from $51.75 million (based on Genco’s current fleet of 69 vessels) to $21.5 million through December 31, 2018 (assuming a fleet of 60 vessels).

•	The collateral maintenance covenant with a 140% threshold would remain in place, but certain amounts could be netted against its measurement.

•
The $98 Million Facility contains other covenants including debt to total book capitalization and minimum working capital , but the original maximum leverage ratio and minimum net worth covenants under the facility will be eliminated.

The Company is seeking amendments under its 2014 Term Loan Facilities to its minimum liquidity, minimum cash, maximum leverage, and collateral maintenance covenants in order to align them with covenants under the New Facility.

The information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall such information be deemed to be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act except as otherwise stated in such filing.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance.  These forward looking statements are based on management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this report are the following: (i) completion of definitive documentation for the New Facility and the amendments to the $98 Million Facility; (ii) the Company’s ability to successfully conduct the equity financing referred to above; (iii) the Company’s ability to fulfill the other conditions to borrowing under the New Facility and the continued effectiveness of its waivers described above; (iv) the Company’s ability to obtain waivers under its 2014 Term Loan Facilities as described above; and other factors listed from time to time in its public filings with the Securities and Exchange Commission including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and its subsequent reports on Form 10-Q and Form 8-K. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: October 6, 2016

By	/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer